Exhibit 12.1

                            CHARTWELL RE CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)
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                                                                    Year ended December 31,
                                                    --------------------------------------------------------------------------
                                                     1998       1997         1996        1995         1994
                                                    ------     -------     -------      -------      -------
Earnings Before Fixed Charges:
Income (loss) from continuing operations
before income taxes............................  $  45,527   $  37,874    $  32,520    $  8,939    $  (5,120)
Interest and debt expense......................     13,281      12,050        9,412       7,734        6,580
Interest portion of rental expense.............        840         943          462         244          224
                                                  ========   =========    =========    ========    ==========
Earnings before fixed charges..................  $  59,648   $  50,867    $  42,394    $ 16,917    $   1,684
                                                  ========   =========    =========    ========    ==========

Fixed Charges:
Interest and debt expense......................  $   3,281   $  12,050    $   9,412    $  7,734    $   6,580
Interest portion of rental expense.............        840         943          462         244          224
                                                  ========   =========    =========    ========    =========
Fixed charges..................................  $  14,121   $  12,993    $   9,874    $  7,978    $   6,804
                                                  ========   =========    =========    ========    =========
Ratio of earnings to fixed charges.............      4.22x       3.91x        4.29x       2.12x        0.25x
                                                  ========   =========    =========    ========    =========

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